QuickLinks -- Click here to rapidly navigate through this document

As filed with the Securities and Exchange Commission on July 16, 2002

Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

CAREER EDUCATION CORPORATION
(Exact Name of Registrant as Specified in Its Charter)

Delaware	36-3932190
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)
2895 Greenspoint Parkway, Suite 600, Hoffman Estates, IL	60195
(Address of Principal Executive Offices)	(Zip Code)

Career Education Corporation 1998 Employee Incentive Compensation Plan
(Full Title of the Plan)

John M. Larson
Chairman, President and Chief Executive Officer
Career Education Corporation
2895 Greenspoint Parkway, Suite 600, Hoffman Estates, IL 60195
(Name and Address of agent for service)

(847) 781-3600
(Telephone Number, including area code, of agent for service)

With a copy to:
Lawrence D. Levin, Esq.
Katten Muchin Zavis Rosenman
525 West Monroe Street, Suite 1600
Chicago, Illinois 60661
(312) 902-5200

CALCULATION OF REGISTRATION FEE

Title of securities to be registered	Amount to be registered(1)	Proposed maximum offering price per share(2)	Proposed maximum aggregate offering price(2)	Amount of registration fee

Common Stock, par value $0.01 per share	1,000,000 shares	$37.53	$37,530,000	$3,453

(1)
Includes an indeterminate number of shares of Career Education Corporation Common Stock ("Common Stock") that may be issuable by reason of stock splits, stock dividends or similar transactions in accordance with Rule 416 under the Securities Act of 1933 ("Act").

(2)
Estimated solely for purposes of calculating the registration fee pursuant to Rule 457(h) of the Act on the basis of the high and low sales prices of the Common Stock as reported on the Nasdaq National Market on July 15, 2002.

EXPLANATORY NOTE

        This Registration Statement on Form S-8 registers additional securities of the same class as other securities for which registration statements on Form S-8 relating to the Career Education Corporation 1998 Employee Incentive Compensation Plan are effective. Accordingly, pursuant to General Instruction E to Form S-8, the Registration Statements on Form S-8 (File Nos. 333-60335, 333-84403 and 333-37848) filed by the Registrant with the Securities and Exchange Commission (the "Commission") on July 31, 1998, August 3, 1999 and May 25, 2000 are hereby incorporated by reference.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Certain Documents by Reference

        The Company hereby incorporates by reference in this Registration Statement the following documents:

  (a)
  the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2001;

  (b)
  the Company' Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2002;

  (c)
  the Company's Current Report on Form 8-K dated March 25, 2002; and

  (d)
  the description of the Company's Common Stock contained in its Registration Statement on Form 8-A filed with the Commission on October 21, 1997 and any amendment or report filed for the purpose of updating such description.

        All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities and Exchange Act of 1934, as amended, prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such documents. Any statement contained herein or in a document, all or a portion of which is incorporated or deemed to be incorporated by reference herein, shall be deemed to be modified or superceded for purposes of this Registration Statement to the extent that a statement contained herein or in any subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supercedes such statement. Any such statement so modified or superceded shall not be deemed, except as so modified or amended, to constitute a part of this Registration Statement.

        The financial statements included in the Annual Report on Form 10-K for the fiscal year ended December 31, 2001, incorporated herein by reference, were audited by Arthur Andersen LLP ("Andersen"). After reasonable efforts, the Company has not been able to obtain the consent of Andersen to the incorporation by reference of its audit report dated January 29, 2002 into this registration statement. Accordingly, the Company has dispensed with the requirement to file the consent of Andersen in reliance upon rule 437(a) of the Securities Act of 1933, as amended ("Securities Act"). Accordingly, in connection with any acquisition of common stock of the Company registered by this registration statement on Form S-8, Andersen may not have any liability under Section 11 of the Securities Act for false and misleading statements and omissions contained in such financial statements audited by Andersen, and any claims against Andersen related to such false and misleading statements and omissions may be limited.

Item 8. Exhibits

4.1	Amended and Restated Certificate of Incorporation of the Company, incorporated herein by reference to Exhibit 3.1 to our Annual Report on Form 10-K for the year ended December 31, 1997 (the "1997 10-K").
4.2
Certificate of Amendment to the Amended and Restated Certificate of Incorporation of the Company, incorporated herein by reference to Exhibit 3.3 to our Quarterly Report on Form 10-Q for the period ended September 30, 2001.
4.3	Amended and Restated By-laws of the Company, incorporated herein by reference to Exhibit 3.2 to the 1997 10-K.
4.4	Career Education Corporation 1998 Employee Incentive Compensation Plan, incorporated herein by reference to our Registration Statement on Form S-8 filed on August 3, 1999.
4.5
First Amendment to the Career Education Corporation 1998 Employee Incentive Compensation Plan dated July 29, 1998, incorporated herein by reference to our Registration Statement on Form S-8 filed on August 3, 1999.
4.6
Second Amendment to the Career Education Corporation 1998 Employee Incentive Compensation Plan dated February 17, 1999, incorporated herein by reference to our Registration Statement on Form S-8 filed on August 3, 1999.
4.7
Third Amendment to the Career Education Corporation 1998 Employee Incentive Compensation Plan dated July 29, 1998, incorporated herein by reference to our Registration Statement on Form S-8 filed on May 25, 2000.
4.8	Fourth Amendment to the Career Education Corporation 1998 Employee Incentive Compensation Plan dated April 5, 2002.
4.9	Specimen stock certificate representing Common Stock, incorporated herein by reference to Exhibit 4.1 to our Registration Statement on Form S-1 (File No. 333-37601).
5	Opinion of Katten Muchin Zavis Rosenman as to the legality of the shares of Common Stock being offered under the Plan.
23.1	Consent of Arthur Andersen LLP, independent public accountants (omitted pursuant to Rule 437(a) of the Securities Act of 1933, as amended).
23.2	Consent of Katten Muchin Zavis Rosenman (contained in their opinion filed as Exhibit 5).
24	Power of Attorney (included on the signature page of this Registration Statement).

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Hoffman Estates, State of Illinois, on July 15, 2002.

Career Education Corporation
By:	/s/ JOHN M. LARSON John M. Larson Chairman, President and Chief Executive Officer

POWER OF ATTORNEY

        Each person whose signature appears below hereby constitutes and appoints John M. Larson and Patrick K. Pesch and, each of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and revocation, to sign on his behalf, individually and in each capacity stated below, all amendments and post-effective amendments to this Registration Statement on Form S-8 and to file the same, with all exhibits thereto and any other documents in connection therewith, with the Securities and Exchange Commission under the Securities Act of 1933, granting unto each such attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as such person might or could do in person, hereby ratifying and confirming each act that said attorney-in-fact and agent may lawfully do or cause to be done by virtue thereof.

        Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on July 15, 2002.

Signature	Title

/s/ JOHN M. LARSON John M. Larson	Chairman, President, Chief Executive Officer (Principal Executive Officer) and Director
/s/ PATRICK K. PESCH Patrick K. Pesch	Executive Vice President, Chief Financial Officer, Treasurer, Secretary and a Director (Principal Financial and Accounting Officer)
/s/ ROBERT E. DOWDELL Robert E. Dowdell	Director
/s/ THOMAS B. LALLY Thomas B. Lally	Director

/s/ WALLACE O. LAUB Wallace O. Laub	Director
/s/ KEITH K. OGATA Keith K. Ogata	Director

EXHIBIT INDEX

Exhibit Number	Description
4.8	Fourth Amendment to the Career Education Corporation 1998 Employee Incentive Compensation Plan.
5	Opinion of Katten Muchin Zavis Rosenman as to the legality of the shares of Common Stock being offered under the Plan.
23.1	Consent of Arthur Andersen LLP, independent public accountants (omitted pursuant to Rule 437(a) of the Securities Act of 1933, as amended).
23.2	Consent of Katten Muchin Zavis Rosenman (contained in their opinion filed as Exhibit 5).
24	Power of Attorney (included on the signature page of this Registration Statement).

QuickLinks

EXPLANATORY NOTE
PART II INFORMATION REQUIRED IN THE REGISTRATION STATEMENT
  Item 3. Incorporation of Certain Documents by Reference
  Item 8. Exhibits
SIGNATURES
EXHIBIT INDEX